THIRD AGREEMENT OF AMENDMENT, made as of January 1, 1992, by and among the parties to the Fourth Amended and Restated Agreement of Limited Partnership, made as of January 1, 1991 (as amended, the "Limited Partnership Agreement") of Glickenhaus & Co., a New York limited partnership (the "Partnership").


                                    RECITALS


          The parties hereto wish to amend the Limited Partnership Agreement to reflect the admission of Arthur M. Winston to the Partnership as a General Partner, and the admission of Richard R. Freedman, George R. Hinman, Jeffrey L. Lederer and James R. Vaccacio to the Partnership as Special Limited Partners.

          IT IS AGREED:

          1. The Preamble to the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                 THIS FOURTH AMENDED AND RESTATED
                 AGREEMENT OF LIMITED PARTNERSHIP
                 (the "Agreement"), dated as of
                 January 1, 1991, of Glickenhaus &
                 Co., a New York limited partnership
                 (the "Partnership"), is by and among
                 those persons listed on Schedule A
                 annexed hereto (the "General Partners"), those persons listed on Schedule B annexed hereto (the "Regular Limited
                 Partners") and those persons listed
                 on Schedule C annexed hereto (the
                 "Special Limited Partners").

          2. SCHEDULE A of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:



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                      Schedule A

                    Name & Address

                   Seth M. Glickenhaus
                   100 Dorchester Road
                   Scarsdale, NY  10583

                   Alfred Feinman
                   82 Lincoln Avenue
                   Purchase, NY  10577

                   Steven B. Green
                   5 Deborah Court
                   Woodcliff Lake, NJ

                   Connie Moak Mazur
                   150 East 69th Street
                   New York, NY  10021

                   Robert Santoro
                   8 Meyer Road Edison, NJ 08817

                   Arthur M. Winston 74 Lakeridge
                   Drive Matawan, NJ 07747

         3. A new SCHEDULE C is hereby added to the Limited Partnership Agreement to read as follows:

                    SCHEDULE C

                    Name & Address

                    Richard R. Freedman
                    47 Lafayette Place
                    Apt. 6B
                    Greenwich, CT  06030

                    George R. Hinman
                    10 Indian Chase Road
                    Greenwich, Ct  06830

                    Jeffrey L. Lederer
                    823 Park Avenue
                    New York, NY  10021

                    James R. Vaccacio
                    2 Alice Avenue
                    Merrick, NY  11566

          4. The first WHEREAS Clause appearing in the Recitals of the Limited Partnership Agreement is hereby deleted in its entirety.

          5. The definition of "Limited Partners" set forth in Article I of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                   "Limited Partners" means the Regular
                   Limited Partners and the Special
                   Limited Partners, unless any or all
                   of the Special Limited Partners

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                   shall expressly be excluded or the
                   context shall require otherwise. A
                   "Limited Partner" means any one of
                   them.

          6. Article I of the Limited Partnership Agreement is hereby further amended by added a new definition entitled "Special Limited Partners" to read as follows:

                   "Special Limited Partners" means
                   those persons described on Schedule
                   C annexed thereto, and a "Special
                   Limited Partner" means any one of them.

          7. Section 2.1 of Article II of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                   The Partners formed the Partnership by the filing of a Limited Partnership Certificate (the "Certificate") with the County Clerk of New York County, New York on April 26, 1961. The Partners adopted the Revised Limited Partnership Act (the "Partnership Law") by filing a Certificate of Adoption of the Partnership Law with the Department of State on November 1, 1991. The Partnership shall be governed by the Partnership Law and the rights and liabilities of the Partners shall be as provided by the Partnership Law. The General Partners shall execute, file and record an amendment to the Certificate if and to the extent necessary or appropriate to reflect changes in terms therein occasioned by the execution of this Amendment.

          8. Section 3.5 of Article III of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                   No Limited Partner shall be liable
                   for or subject to any obligations,
                   losses, debts or liabilities of the
                   Partnership at any time in excess of
                   the sum of the amount of such
                   Limited Partner's Capital Account at
                   such time. Notwithstanding the

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                   foregoing, the Capital Accounts of
                   the Special Limited Partners (as
                   distinguished from the Regular
                   Limited Partners) shall not be
                   reduced by Partnership debts, losses
                   or liabilities until the Capital
                   Accounts of all other Partners have
                   been reduced to zero.

          9. Section 4.3 of Article IV of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                   Except as provided in Section
                   4.1(c), the Limited Partners shall
                   take no part in the management of
                   the Partnership business and shall
                   have no power to act for or to bind
                   the Partnership. The Partnership
                   may engage any Limited Partner,
                   including any Special Limited
                   Partner, as an employee of the
                   Partnership, in which event his
                   duties and liabilities with respect
                   to the business and interests of the
                   Partnership shall be governed by his
                   employment agreement with the
                   Partnership, if any, or otherwise in
                   accordance with the legal principles
                   governing employment.

          10. Section 5.1 of Article V of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                   Each General Partner agrees to
                   devote his full time and attention
                   to the business of the Partnership
                   and the Designated Affiliates and
                   shall not engage in any other
                   business during the term of this
                   Agreement, or any renewal thereof,
                   except for passive investments in
                   business activities which are not
                   competitive with any business
                   activity of the Partnership or the
                   Designated Affiliates. during the
                   term of this Agreement, no General
                   Partner or Special Limited Partner
                   shall, for his own account, without
                   the consent of General Partners
                   holding a majority in interest of
                   the General Partner Percentage
                   Interests, enter, individually, into


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                   any dealings or transactions with respect to any
                   aspect of the Partnership's business or the business of the Designated Affiliates, or otherwise directly or indirectly own any interest in any company, business of enterprise, which engages in business activities competitive with any business activity of the Partnership or the Designated Affiliates, except that a Partner may have a direct or indirect ownership interest of up to .5% of any class of publicly traded equity or debt securities in any business organization. The execution of this Agreement shall be deemed the consent of General Partners holding a majority interest in General Partner Percentage Interests to the conduct of any such activities by Seth M. Glickenhaus. Each Limited Partner, other than the Special Limited Partners, may engage or invest in any other venture of any nature or description, or possess any interest therein, independently or with others.

          11. Section 6.1 of Article VI of the Limited Partnership Agreement is hereby amended by adding the following entry to the table listed therein: "(6) Arthur M. Winston $150,000".

          12. Paragraph 7.3(a)(2)(iii) of Article VII of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                   (iii) Investment Management Profits
                   remaining shall be allocated among
                   the Partners listed below in the
                   following percentages:

               Seth M. Glickenhaus                      53.92%
               Sarah B. Glickenhaus                     16.87%
               Nancy Brody Pier                          9.73%
               James M. Glickenhaus                      9.73%
               Steven B. Green                           3.05%
               Connie Moak Mazur                         3.05%
               Arthur M. Winston                         3.05%
               Robert F. Santoro                          .60%
                                                       ------
                                                       100.00%


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          13. In Paragraph 7.3(b)(1), the definition of "Real Estate Expenses"
is hereby revised to delete clause (A) and to redesignate clauses (B) and (C) to be clauses (A) and (B).

          14. Paragraph 7.3(c)(1)(ii) of Article VII of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                    (ii) Other Partnership Profits
                    remaining shall be allocated among
                    the Partners set forth below in the
                    following percentages (collectively, the "Percentage Interests", individually, a "Percentage Interest", with respect to any General Partner, a "General Partner Percentage Interest" and, with respect to all General Partners, collectively, the "General Partner Percentage Interests"):

              Seth M. Glickenhaus                         53.64%
              Sarah B. Glickenhaus                        21.11%
              Nancy Brody Pier                             8.08%
              James M. Glickenhaus                         8.08%
              Steven B. Green                              2.53%
              Connie Moak Mazur                            2.53%
              Arthur M. Winston                            2.53%
              Alfred Feinman                               1.00%
              Robert F. Santoro                             .50%
                                                        -------
                                                        100.00%

          15. Paragraph 7.3(c)(2) of Article VII of the Limited Partnership Agreement is hereby amended in its entirety to read as follows:

                    (2) Allocation of other Partnership Losses.
                    Partnership losses other than Real Estate
                    Losses (the "Other Partnership Losses") for each Fiscal Year shall be allocated among the Partners in accordance with their respective Percentage Interests.

                  16. Paragraphs 11.2(a)(iii) and (iv) of Article XI of the Limited Partnership Agreement are hereby deleted and replaced with the following:

                   (iii) To each Special Limited Partner
                   in accordance with the positive balance
                   in his Capital Account, if any, or if amounts



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                   available therefor are insufficient to repay such
                   amounts, proportionately to each such Partner according to the ratio that the positive balance in the Capital Account, if any, of such Partner bears to the aggregate positive balances in the Capital
                   Accounts of all such Partners;

                   (iv) To each Partner other than the Special Limited Partners in accordance with the positive balance in his Capital Account, if any, or if amounts available therefor are insufficient to repay such amounts, proportionately to each such Partner according to the ratio that the positive balance in the Capital Account, if any, of such Partner bears to the aggregate positive balances in the Capital Accounts of all such Partners; and

                   (v) To the Partners in accordance with their respective Percentage Interests.


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          17. As herein modified, the Limited Partnership Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of January 1, 1992.

                                       GENERAL PARTNERS:


                                       ________________________________________
                                       Seth M. Glickenhaus


                                       ________________________________________
                                       Alfred Feinman


                                       ________________________________________
                                       Steven B. Green


                                       ________________________________________
                                       Connie Meak Mazur


                                       ________________________________________
                                       Robert F. Santoro


                                       ________________________________________
                                       Arthur M. Winston



                                       LIMITED PARTNERS:


                                       ________________________________________
                                       Sarah B. Glickenhaus


                                       ________________________________________
                                       Nancy Brody Pier


                                       ________________________________________
                                       James M. Glickenhaus



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                                       SPECIAL LIMITED PARTNERS:


                                       ________________________________________
                                       Richard R. Freedman


                                       ________________________________________
                                       George R. Hinman


                                       ________________________________________
                                       Jeffrey L. Lederer


                                       ________________________________________
                                       James R. Vaccacio



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